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                                                                  EXHIBIT 10-(8)


                AGREEMENT FOR FINANCIAL SERVICES AND ACCOUNTING
                -----------------------------------------------


     This Agreement for Financial and Accounting Services (the "Agreement") is entered into this 26th day of October, 1995, to be effective as of the 1st day of January, 1996 (the "Effective Date"), by and between AMERAC ENERGY CORPORATION (referred to as the "Client"), and PETROLEUM FINANCIAL, INC., a Texas corporation ("Consultant").

     In consideration of the mutual promises herein contained, the parties hereby agree as follows:

     1.  Engagement.  As of the Effective Date, the Client hereby engages
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Consultant, and Consultant hereby accepts such engagement, to render to the
Client financial and accounting services as listed on Exhibit "A" upon the terms and subject to the conditions set forth herein.

     2.  Services.  Consultant agrees and recognizes that Client (i) is the
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owner of both non-operating and operating undivided working and royalty interests in producing and nonproducing oil and gas properties and (ii) is relying on Consultant to provide the foregoing by the performance of the services described on Exhibit "A" pursuant to this Agreement, in the same prudent manner as would Consultant if Consultant were the owner of the properties. Accordingly, Consultant will perform the services listed on Exhibit "A" hereof in a prudent, good and workmanlike manner consistent with the highest industry standards. In addition, Jeffrey Stevens agrees to serve and the Client agrees to retain him as, Senior Vice President - Chief Financial Officer and Secretary for the term of this Agreement. Consultant represents and warrants, to Client, that it is familiar with and specializes in, the performance of the services described on Exhibit "A" and possesses the expertise and skilled personnel necessary to perform such services in a professional manner. Consultant shall, through its officers, employees and representatives make itself available to consult with the Board of Directors, the officers and employees of Client and the department heads of the administrative staff of Client at reasonable times, concerning matters pertaining to the rendering of the services described on Exhibit "A". Consultant shall devote such time to the performance of the services described on Exhibit "A" as is reasonably necessary for the satisfactory performance thereof.

     3.  Term.  The term of this Agreement (the "Initial Term") shall commence
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on the Effective Date, shall continue through December 31, 1996.  This Agreement shall be renewed automatically for successive annual periods thereafter (a "Renewal Term") unless notice is given in writing at least ninety (90) days prior to the expiration. Consultant may terminate at any time if timely payment is not made.

     4.  Compensation.  As compensation for Consultant's agreement to enter into
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this Agreement and in consideration of the services to be performed by
Consultant under this agreement, the Client shall pay Consultant a fee as provided on Exhibit "B" for the term of this Agreement, payable in monthly installments on or before the 1st day of each
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month. Client shall pay out-of-pocket costs such as bank charges, third party programming, check printing charges, mailing costs, travel and entertainment directly related to the Client, long distance phone charges, etc.


     5.  Indemnification.  Client shall hold harmless and indemnify Contractor,
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its employees, officers, directors and shareholders (collectively, the
"Indemnified Persons"), in the event that an Indemnified Person was or is made or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, related to or arising out of the performance by Client of its duties hereunder or in any way related to this Agreement, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by the Indemnified Person(s) (collectively, the "Liabilities") in connection with such action, suit or proceeding if the Indemnified Person acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. The foregoing indemnity shall not be provided, however, with respect to Liabilities arising out of or resulting from (i) the gross negligence or willful misconduct of the Indemnified Person or (ii) any breaches or violations of any fiduciary duty owed by the Indemnified Person whether by statute, at common law or in equity to the Client.

     Upon request by an Indemnified Person, the Client shall, within ten (10) days of such request, pay all expenses (including attorneys' fee and disbursements) incurred by the Indemnified Person by reason of its participation in an action, suit, or proceeding referred to in the preceding paragraph hereof in advance of the final disposition of such action, suit or proceeding. The Indemnified Person shall be required to reimburse the Client for all or an appropriate portion of the expenses advanced to it pursuant to the preceding paragraph hereof if it shall be ultimately determined that it is not entitled to be indemnified, or not entitled to be fully indemnified, because indemnification in the particular circumstances is not permitted under applicable law.

     If an Indemnified Person is entitled under any provision of this Agreement to indemnification by the Client for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by the Indemnified Person in the preparation, investigation, defense, appeal or settlement of any civil or criminal action, suit or proceeding, but not, however, for the total amount thereof, the Client shall nevertheless indemnify the Indemnified Person for the portion of such expenses, judgments, fines or penalties to which the Indemnified Person is entitled.

     If the Indemnification provided in the first paragraph of this section is unavailable and may not be paid to an Indemnified Person because such indemnification is not permitted by law, then in respect of any threatened, pending or completed action, suit

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or proceeding in which the Client is jointly liable with Indemnified Person (or would be joined in such action, suit or proceeding), the Client shall, to the extent permitted by law, contribute to the amount of expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred and paid or payable by the Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits received by the Client on the one hand and the Indemnified Person on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Client on the one hand and of the Indemnified Person on the other in connection with events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Client on the one hand and of the Indemnified Person on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The Client agrees that it would not be just and equitable if contribution pursuant to this subparagraph were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

     All obligations of the Client contained herein shall continue during the term of this Agreement and shall continue thereafter so long as any Indemnified Person shall be subject to any possible claim or threatened or pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, arising out of the performance by Contractor of its duties hereunder or otherwise related to the existence of this Agreement.

     Promptly after receipt by an Indemnified Person of notice of the commencement of any action, suit or proceeding in which the Indemnified Person is made or is threatened to be made a party or a witness, the Indemnified Person shall notify the Client of the commencement of such action, suit or proceeding; but the omission so to notify the Client from any obligation it may have to indemnify or advance expenses to the Indemnified Person otherwise than under this Agreement, except to the extent that the Client is prejudiced thereby. Subject to the provisions of the subsequent paragraph, the Indemnified Person shall not settle any claim or action in any manner which would impose on the Client any penalty, constraint, or obligation without the Client's prior written consent, which consent shall not be unreasonably withheld.

     If any action, suit or proceeding, or any claim, commenced against an Indemnified Person with respect to which the indemnification provisions of the first paragraph of this section hereof apply, the Client shall be entitled to participate therein at its own expense and, except as otherwise provided hereinbelow, to the extent that it may wish, the Client shall be entitled to assume the defense thereof. After notice from the Client to the Indemnified Person of its election to assume the defense of any action, suit or proceeding, except as provided hereafter in this paragraph, the Client shall not be

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obligated to the Indemnified Person under this Agreement for any legal or other expense subsequently incurred by the Indemnified Person in connection with the defense thereof other than reasonable costs of investigation arising out of the Indemnified Person's participation in such action, suit, or proceeding. The Indemnified Person shall have the right to employ its own counsel in such action, suit or proceeding, but the fees and expenses of such counsel incurred after notice from the Client to the Indemnified Person of its assumption of the defense thereof shall be at the expense of the Indemnified Person unless (i) otherwise authorized by the Client or (ii) the Indemnified Person shall have reasonably concluded, and shall have provided the Client with a legal opinion from counsel reasonably acceptable to the Client, that under applicable professional standards the Client and the Indemnified Person should be represented by separate counsel in the conduct of the defense of such action, suit or proceeding, or (iii) the Client shall not in fact have employed counsel to assume the defense of such action, suit or proceeding, in which case the fees and expenses of the Indemnified Person's counsel shall be at the expense of the Client.

     6.  Confidentiality.  Consultant (including its Affiliates) shall keep
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confidential the trade secrets and other confidential information of the Client to which it has access for purposes of carrying out the provisions of this Agreement and, except as required by legal or regulatory requirements beyond the control of such party, shall not disclose any such information to unauthorized persons or utilize any such information except in the performance of its respective duties under this Agreement. The provisions of this Section 6 shall not apply to any information required to be disclosed by law, that is otherwise publicly available, or that is disclosed with the written consent of the owner thereof. The parties shall use their best efforts to obtain the agreement of all of their respective officers, directors, employees, attorneys, agents, consultants and other representatives to observe the terms of this Section 6; provided, however, that neither party shall be vicariously liable for the
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actions of any such person acting in deliberate disregard of the obligation to maintain confidentiality. The provisions of this Section 6 shall survive any termination of this Agreement.

     7.  Contract.  Contractor will be instructed by Client from time to time to
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hire on behalf of Client certain third party consultants, such as Price
Waterhouse, and various law firms to perform work for Client. No such third party consultant shall be hired without the express prior approval of Client, and Contractor shall provide updates from time to time as requested by Client. Such third party consultants shall bill Amerac directly for all costs so incurred in the performance of such work for Client. Client will be solely responsible for paying these third party costs. Any third party consultants hired to benefit Contractor and not Client will be the sole cost and responsibility of Contractor. This Article shall not apply to any third party contractor whose billings are estimated to be less than $5,000.00 for any six month period, effective the date of this Contract, or those third party contractors retained for the purposes described on Exhibit "C".

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     8.  Subcontracting.  In the event Contractor subcontracts any of the work
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to be performed or services to be rendered hereunder, or contracts for the furnishing of any services required to be furnished by a subcontractor, then such contracts shall contain releases of liability, insurance requirements and a hold harmless provision, in favor of Client, such that subcontractor shall look only to Contractor for specific performance under subcontractors' contract.

     9.  Accounting.  Among the various accounting services to be performed,
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Contractor will prepare cash flows, internal financial statement, filings with
Securities and Exchange Commission and all additional schedules, calculations and statements reasonably requested by Client, as had been performed by those employees prior to entering into this Contract, on an unaudited basis. Even though certain individuals involved with these financial statements are Certified Public Accountants, any financial statements of any sort prepared for Client by Contractor's employees or officers will be unaudited and will be a compilation of information made available to them.

     10.  Taxes.  The charges and other amounts payable by one party to the
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other under this Agreement shall be exclusive of any sales tax now or hereafter payable. The parties shall cooperate with each other to minimize any applicable sales tax and, in connection therewith, the parties shall provide each other with any resale certificates, information regarding out-of-state use of materials, services or sales, or other exemption certificates.

     Consultant shall be responsible for all sales tax incurred in connection with its purchase of any supplies, materials, equipment, software or services for use in rendering the services.

     11.  Audit.  Client shall have the continuing right during the term of this
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service contract, or so long as Client owns an equity interest in Contractor to audit Contractors' books, records and accounts. Contractor shall cooperate with and provide complete access to all such documentation, and to the Contractors' premises during business hours, if different from Client's premises.

     12.  Relationship.  Consultant in furnishing services to the Client
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hereunder is providing such services only as an independent contractor.  This
Agreement does not create, and shall not be construed to create, any employer-employee, joint venture or partnership relationship between the parties hereto. No officer, employee, agent, servant or independent contractor of either party hereto or their respective Affiliates shall at any time be deemed to be an employee, servant, agent or contractor of any other party for any purpose whatsoever.

     13.  Waiver.  The failure of any party hereto to seek a redress for
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violation, or to insist upon the strict performance of any covenant, agreement, provision or condition of this Agreement, shall not constitute the waiver of the terms of such covenant,

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agreement, provision or condition at subsequent times or of the terms of any other covenant, agreement, provision or condition, and the parties hereto shall have all remedies provided herein with respect to any subsequent act which would have originally constituted the violation hereunder.

     14.  Governing Law.  THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS
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VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT
LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, NOTWITHSTANDING ANY CONFLICT-OF-LAWS DOCTRINES OF SUCH STATE OR OTHER JURISDICTION TO THE CONTRARY.

     15.  Notices.  All notices, requests, demands and other communications
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required or permitted hereunder shall be in writing and shall be deemed to have been fully given, made and received only when personally delivered or delivered by Federal Express or other nationally recognized courier service, or three days after having been deposited in the United States mail, certified mail, postage prepaid, return receipt requested, addressed as set forth below:

     If to Consultant:

                   Petroleum Financial, Inc.
                   1025 Fort Worth Club Building
                   306 West Seventh Street
                   Fort Worth, TX  76102
                   Attention:  Jeffrey L. Stevens
                   President

     If to the Client:

                   Amerac Energy Corporation
                   700 Louisiana, Suite 3300
                   Houston, TX  77002
                   Attention:  Jeffrey Robinson
                   President

Any party may change the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 10 for the giving of notice.

     16.  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions,

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express or implied, oral or written, except as herein contained.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

     17.  Headings.    The headings in this Agreement are for convenience only
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and they form no part of this Agreement and shall not affect its interpretation.

     18.  Multiple Counterparts.   This Agreement may be executed in
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counterparts, each of which shall be deemed an original, and all such counterparts together shall constitute but one and the same instrument.

     19.  Assignment.  No party may or shall have the power to assign this
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Agreement or any right, interest or obligation hereunder, whether by operation of law or otherwise, without first obtaining the prior written consent of the other party.

     20.  No Other Rights in Third Parties.  This Agreement shall inure to the
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benefit of and bind the Client, Consultant, the Indemnitee (but only with respect to Section 5 hereof), successors and permitted assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the Client, Consultant, the Indemnitee and their respective heirs, executors, administrators, successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, it being the intention that this Agreement shall be for the sole and exclusive benefit of such parties and such heirs, executors, administrators, successors and permitted assigns and not for the benefit of any other person. References in this Section 15 to "heirs, executors, administrators, successors and permitted assigns" shall not relieve the parties from the provisions of Section 15 hereof.

     21.  Attorneys' Fees.  The prevailing party in any dispute arising out of
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the interpretation, application or enforcement of any provision of this
Agreement shall be entitled to recover all of its reasonable attorneys fees and costs whether suit be filed or not, including, but not limited to, costs and attorneys' fees related to or arising out of any trial or appellate proceedings. The provisions of this Section 16 shall survive any termination of this Agreement.

     22.  No Implied Covenants.  Each party waives and relinquishes any right to
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assert, either as a claim or as a defense, that the other party is bound to perform or liable for the non-performance of any implied covenant or implied duty or implied obligation.

     23.  Severability.  Any provision of this Agreement which is unenforceable
          ------------
in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, which provisions

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shall be enforced to the maximum extent permitted by law and construed in a fashion to effectuate best the provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

     24.  References.  The use of the words "hereof", "herein", "hereunder", and
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words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, sentence or paragraph of this Agreement, unless the context clearly indicates otherwise.

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

     IN WITNESS WHEREOF, Consultant and the Client, by and through their respective authorized officers, have executed and delivered this Agreement on this 10th day of November, 1995, to be effective as of the Effective Date.

                                       CONSULTANT:

                                       PETROLEUM FINANCIAL, INC.


                                       By: /s/ Jeffrey L. Stevens
                                          ---------------------------
                                       Jeffrey L. Stevens, President


                                       THE CLIENT:

                                       AMERAC ENERGY CORPORATION


                                       By: /s/ Jeffrey L. Robinson
                                          ---------------------------
                                       Jeffrey Robinson, President

                                   Exhibit A

                           Petroleum Financial Inc.

               Duties it Performs for Amerac Energy Corporation

1. Performs all accounting, tax and financial reporting to management, regulatory agencies, and the public.

2.   Maintains computer systems and corporate accounting records.

3. Handle all audits by public accountants, joint interest accountants and regulatory agencies.

4. Jeff Stevens serves as Senior Vice President of Finance (CFO) and Corporate Secretary.

5. Drafts all communications to the shareholders and the SEC including proxy's, 10-K's, 10-Q's and registration statements, etc.

6.   Maintains all shareholder files and responds to all shareholder matters.

7. Handles all financial matters including relationships with banks, current debt holders and preferred shareholders, as well as all matters relating to the issuance of any new securities or debt.

8.   Performs all treasury functions.

9.   Initiates all financial structures involving new ventures.

10. Handles all compensation, stock option, SAR, and 401K plans and is instrumental in handling any new compensation arrangements desired by the Board.

11.  Coordinates mutually agreed litigation matters.

12.  Assists with office lease matters and maintains general files.

13.  Handles land records services.

14.  Performs general administrative matters as directed.

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                                   EXHIBIT B
                                Fee Arrangement
                                ---------------



The base fee for 1996 will be $20,000 a month or $240,000 per year. This fee will compensate for all services performed by PFI. Certain out of pocket expenses such as travel and entertainment directly related to services performed for Client, postage and mailing costs, long distance charges and check printing will continue to be reimbursed.

Each quarter, a review will be made of the detailed time sheet of Consultant and a comparison made of the year-to-date charges as compared to the total fee paid to date. These hours will be priced at the following rate:

               Jeff                         $100 / hr.
               Professional                   50 / hr.
               Support                        35 / hr.
               Support (clerical)             25 / hr.

If the average monthly hourly charges exceed the base fee by more than $3,333 per month (total more than $280,000 per annum), Consultant will be entitled to a reimbursement of those charges. Conversely, if the average monthly hourly charges are less than the base fee by more than $3,333 per month (total less than $200,000 per annum), Client will receive a refund from Consultant of those excess charges. No adjustment to the base fee will be made for any variances that are within an average monthly hourly charge of $16,666 and $23,333. Any previous quarterly reimbursements to the base fee will be taken into account in subsequent quarters.